Exhibit 10.43

ADVISOR AGREEMENT

This Advisor Agreement (the “Agreement”) is made as of this 1st day of November 2023 by and between Mangoceuticals, Inc., a Texas corporation (the “Company”), and Dr. Douglas Christianson, ND, an individual (“Advisor”) (each a “Party” and collectively the “Parties”).

1. Engagement.

1.1 Advisory Board. For the term of this Agreement, the Advisor shall serve as a member of the Company’s Advisory Board (the “Advisory Board”). The Advisory Board shall consist of the Advisor and such other members as shall be determined by the Company. The Advisory Board shall be governed by the Advisory Board charter approved by the Board of Directors of the Company.

1.2 Advisor Services. The Advisor’s services to the Company hereunder shall consist of service on the Advisory Board to render advice and other services as may be required and agreed to between the Advisory Board and the Company from time to time (the “Services”). Advisory Services will support and enhance the vision of the Company and the implementation of best business practices accordingly.

2. Compensation. As consideration for the Services to be provided by the Advisor and other obligations, the Company shall compensate Advisor as set forth in Exhibit A.

3. Term.

3.1 Term. The initial term of this Agreement is for one (1) year beginning on the Effective Date set forth above and will automatically renew for additional terms of one (1) year until terminated in accordance with this Section.

3.2 Termination. Either party may terminate this Agreement with written notice to the other party at least thirty (30) days (the “Termination Date”).

3.3 Survival. The rights and obligations contained in Sections 6, 7, 10 and 11 will survive any termination of this Agreement.

4. Changes to Services. Any material changes to the Services, including the schedule, deliverables, and related fees, must be approved by the prior written consent of the Party not requesting the change.

5. Independent Contractor Relationship. Advisor’s relationship to the Company shall be that of an independent Advisor. Nothing in this Agreement shall be construed to create any partnership, joint venture, employer-employee or agency relationship between Company and Advisor. Advisor shall not represent to any third party that any such relationship exists. The consulting relationship shall be non-exclusive. Advisor shall be free to work with other companies so long as such work does not present a conflict of interest or result in the disclosure of Confidential Information (defined below).

6. [Intentionally Removed].

7. Confidentiality.

7.1 Confidential Information. A Party may obtain access to information related to the other Party’s business (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to Company in confidence) that the Party considers to be confidential or proprietary or the Party has a duty to treat as confidential, excluding such information as each Party can demonstrate existed in the public domain as of the Effective Date (the “Confidential Information”). The Parties will (a) hold all Confidential Information in strict trust and confidence; (b) not use or permit others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement; (c) not disclose or permit others to disclose any Confidential Information to any third party without obtaining the other Party’s express prior written consent on a case-by-case basis; and (d) limit access to Confidential Information to employees of each Party who have a reasonable need to have such access in order for the Services to be performed and who are bound by obligations to maintain the confidentiality of Confidential Information that are at least as protective of the Confidential Information as the provisions of this Agreement.

7.2 Exclusions. Each Party’s obligations under Section 7.1 with respect to any portion of Confidential Information shall not apply to any information that (i) was in the public domain at or subsequent to the time it was communicated to a Party by the other Party or an authorized person of a Party through no fault of that Party, (ii) was rightfully in a Party’s possession free of any obligation of confidence at or subsequent to the time it was communicated to either Party or an authorized person of either Party, (iii) was developed by employees or agents of either Party independently of and without reference to any information communicated to either Party or an authorized person of the Company, or (iv) is being disclosed by either Party in response to a valid order by a court or other governmental body, or otherwise as required by law.

8. Performance of Services. Advisor shall use Advisor’s best efforts to perform the Services such that the results are satisfactory to the Company.

8.1. No Authority to Bind Company. Advisor acknowledges and agrees that Advisor has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

8.2. No Benefits. Advisor acknowledges and agrees that Advisor shall not be eligible for any Company employee benefits.

8.3. Taxes; Insurance. Advisor shall be paid pursuant to IRS Form 1099 and shall have full responsibility for applicable taxes for all compensation paid to Advisor under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Advisor’s self-employment, sole proprietorship or other form of business organization.

9. Limitations.

9.1. No solicitation. During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement for whatever reason, Advisor agrees not to attempt to divert or interfere with the development of the Company’s business by soliciting, hiring, contracting, communicating with any employee of the Company.

10. Indemnification. Advisor will indemnify and hold harmless Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Advisor in this Agreement or any intentional misconduct or gross negligence by Advisor. Company shall indemnify, release and hold Advisor harmless from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, that may accrue to or be incurred by Advisor, or with which Advisor may be threatened, relating to or arising out of the business and affairs of the Company, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding; provided, however, that Company shall not hold Advisor harmless from claims arising out of the gross negligence or willful malfeasance of Advisor.

11. Limitation of Liability. In no event will Company be liable for any consequential, indirect, exemplary, special, or incidental damages arising from or relating to this Agreement.

In no event will “Advisor” be considered an officer of the Company or member of the Board of Directors for the company. Accordingly, Advisor’s legal liability is limited to those actionable items and considerations contained in and limited to this Agreement. Furthermore, Advisor’s liability shall be limited to the total amounts received by Advisor as compensation, whether in cash or equity, pursuant to this Agreement.

Advisory Board Member Agreement

Dr. Douglas Christianson, ND

12. Advisor’s Representations and Warranties.

12.1 Advisor represents, warrants, and covenants that (i) Advisor has the full power and authority to enter into this Agreement; (ii) Advisor has obtained and will obtain any and all assignments necessary to satisfy its obligations under this Agreement; and (iii) Advisor will comply with all laws in performing its obligations under this Agreement.

12.2 The Advisor acknowledges, represents and warranties to the Company that:

12.2.1 he is acquiring the Consulting Shares (as defined in Exhibit A), for his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. The Advisor can bear the economic risk of investment in the Consulting Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Consulting Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. The Advisor recognizes that the Consulting Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Consulting Shares is registered under the Securities Act or unless an exemption from registration is available, provided further that the Company is under no obligation to register the resale of such Consulting Shares. The Advisor has carefully considered and has, to the extent he believes such discussion necessary, discussed with his respective professional, legal, tax and financial advisors, the suitability of an investment in the Consulting Shares for his particular tax and financial situation and his respective advisers, if such advisors were deemed necessary, have determined that the Consulting Shares are a suitable investment for him. The Advisor has not been offered the Consulting Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Advisor’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. The Advisor has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Consulting Shares and the Company, and all such questions have been answered to the full satisfaction of the Advisor. The Advisor is relying on its own investigation and evaluation of the Company and the Consulting Shares and not on any other information; and

12.2.2 The Advisor understands and agrees that a legend will be placed on any certificate(s) or other document(s) evidencing the Consulting Shares in substantially the following form:

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

13. Miscellaneous.

13.1. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company.

Advisory Board Member Agreement

Dr. Douglas Christianson, ND

13.2. Sole Agreement. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

13.3. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice.

13.4. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without giving effect to the principles of conflict of laws.

13.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

13.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

13.7. Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

13.8. Dispute Resolution. Any disputes concerning this Agreement will be submitted to binding arbitration under the rules of the American Arbitration Association.

In Witness hereof, the Parties have executed this Advisory Agreement as of the date set forth above.

COMPANY

Signed:	/s/ Jacob Cohen

Name:	Jacob Cohen

Title:	CEO

ADVISOR

Signed:	Dr. Douglas Christianson

Name:	Dr. Douglas Christianson, ND

Address:	25301 Cabot Rd Unit 103 Laguna Hills, CA, 92653

Advisory Board Member Agreement

Dr. Douglas Christianson, ND

EXHIBIT A

I.	Services	Type of Compensation	Description

	1. Advisory Board Member	Equity/Stock Options	50,000 shares of Restricted Common Stock (the “Consulting Shares”) issued as a Restricted Stock Grant under the 2022 Equity Incentive Plan and subject to a 6-month vesting schedule

II. Reimbursable Expenses

Advisor shall not be authorized to incur on behalf of the Company any expenses and will be responsible for all expenses incurred while performing the Services except as may be previously agreed upon with the Company and may include but not necessarily be limited to reasonable travel and related expenses as may be required from time to time.

Advisory Board Member Agreement

Dr. Douglas Christianson, ND